Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Reinvent BP Plan and Reinvent BP Plan (B) of BP p.l.c. of our report dated 27 March 2020, with respect to the consolidated financial statements of Rosneft Oil Company, included in Amendment No. 1 to the Annual Report on Form 20-F/A of BP p.l.c. for the year ended 31 December 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLC

Moscow, Russia

19 February 2021